UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018 (April 18, 2018)

WildHorse Resource Development Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37964	81-3470246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9805 Katy Freeway, Suite 400

Houston, TX 77024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 568-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On April 20, 2018, WildHorse Resource Development Corporation (the “Company”), completed its private placement of $200.0 million in aggregate principal amount of the Company’s 6.875% Senior Notes due 2025 (the “New Notes”) to Wells Fargo Securities, LLC (the “Initial Purchaser”). The New Notes rank equally with, and are treated under the Indenture (as defined below) as a single class of debt securities with, the $350.0 million and $150.0 million aggregate principal amount of the outstanding 6.875% Senior Notes due 2025 previously issued by the Company on February 1, 2017 and September 19, 2017, respectively (the “Existing Notes” and, together with the New Notes, the “Notes”), but until the New Notes are exchanged for registered senior notes, the New Notes will trade under a different CUSIP number. The New Notes were issued at a price of 102% of par, and the sale resulted in net proceeds (after deducting the Initial Purchaser’s discounts and commissions and estimated offering expenses and excluding accrued interest) to the Company of approximately $201.0 million. The Company intends to use the net proceeds to repay the borrowings outstanding under the Company’s revolving credit facility and for general corporate purposes.

The New Notes were issued and sold to the Initial Purchaser in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchaser intends to resell the New Notes to qualified institutional buyers inside the United States in reliance on Rule 144A of the Securities Act and to persons outside the United States under Regulation S of the Securities Act. The New Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The New Notes were issued pursuant to an indenture, dated February 1, 2017 (as supplemented, the “Indenture”), among the Company, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

The Notes are the general unsecured senior obligations of the Company. The Notes rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness and senior in right of payment to any of the Company’s existing and future subordinated indebtedness. The Notes are effectively junior in right of payment to all of the Company’s existing and future secured indebtedness and other secured obligations, including borrowings outstanding under the Company’s revolving credit facility, to the extent of the value of the assets securing such indebtedness and obligations. The Notes are structurally junior to all existing and future indebtedness and other liabilities of any non-guarantor subsidiaries. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by each of the Company’s existing subsidiaries (the “Guarantors”) and by certain future subsidiaries of the Company.

Maturity and Interest

The Notes will mature on February 1, 2025. Interest on the New Notes will accrue from February 1, 2018 and will be payable semiannually on February 1 and August 1 of each year.

Redemption

The Company may redeem all or any part of the Notes at a “make-whole” redemption price specified in the Indenture, plus accrued and unpaid interest, at any time before February 1, 2020. The Company may also, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes prior to February 1, 2020, in an amount not greater than the net cash proceeds from one or more equity offerings at a redemption price of 106.875% of the principal amount thereof, plus accrued and unpaid interest, if any, under certain circumstances. In addition, the Company has the option to redeem all or a portion of the Notes at any time on or after February 1, 2020 at the redemption prices specified in the Indenture plus accrued and unpaid interest, if any. The Company may also be required to repurchase the Notes upon a change of control followed by a rating decline, as described more fully in the Indenture.

Certain Covenants

The Indenture restricts the Company’s ability, and the ability of the Company’s restricted subsidiaries, to: (i) pay dividends on, purchase or redeem the Company’s common stock or purchase or redeem subordinated debt; (ii) make certain investments; (iii) incur or guarantee additional indebtedness or issue certain types of equity securities; (iv) create or incur certain secured debt; (v) sell assets; (vi) consolidate, merge or transfer all or substantially all of the Company’s assets; (vii) enter into agreements that restrict distributions or other payments from the Company’s restricted subsidiaries to the Company; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important qualifications and limitations. In addition, most of the covenants will be terminated before the Notes mature if at any time no default (as defined under the Indenture) exists under the Indenture and the Notes receive an investment grade rating from both of two specified ratings agencies.

Events of Default

The Indenture contains customary events of default. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or any of the Company’s restricted subsidiaries that is (or group of restricted subsidiaries that, taken together would be) a significant subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed with Securities Exchange Commission (the “Commission”) on February 1, 2017 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance and sale of the New Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchaser, dated April 20, 2018. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file a registration statement with the Securities and Exchange Commission so that holders of the New Notes can exchange the New Notes for registered notes that have substantially identical terms as the New Notes. In addition, the Company and the Guarantors have agreed to exchange the guarantees related to the New Notes for registered guarantees having substantially the same terms as the original guarantees. The Company and the Guarantors will use commercially reasonable efforts to cause the exchange to be consummated by April 20, 2019. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the New Notes within the specified time periods.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Purchase Agreement

On April 18, 2018, the Company entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, the Guarantors and the Initial Purchaser, pursuant to which the Company agreed to issue and sell to the Initial Purchaser the New Notes as described above.

The Purchase Agreement contains customary representations, warranties and agreements of the parties and customary conditions to closing, obligations of the parties and termination provisions. The Company and the Guarantors have agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchaser may be required to make because of any of those liabilities.

Relationships

The Initial Purchaser or its affiliates perform and have performed commercial and investment banking and advisory services for the Company from time to time for which it receives and has received customary fees and reimbursement of expenses. In particular, an affiliate of the Initial Purchaser is a lender under the Company’s revolving credit facility and will therefore receive its pro rata share of the net proceeds from the sale of the New Notes that are used to repay borrowings under the Company’s revolving credit facility. The Initial Purchaser may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of its business for which it will receive customary fees and reimbursement of expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On April 18, 2018, the Company issued a press release announcing that it had priced its private placement of the New Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1

Indenture, dated as of February 1, 2017, by and among WildHorse Resource Development Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee, incorporated by reference herein to Exhibit 4.1 to the Company’s Form 8-K filed on February 1, 2017

4.2	Form of 6.875% Senior Note due 2025 (included as Exhibit A to Exhibit 4.1)
4.3	Registration Rights Agreement, dated as of April 20, 2018, by and among WildHorse Resource Development Corporation, the subsidiary guarantors named therein and Wells Fargo Securities, LLC
99.1	Press release dated April 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: April 23, 2018